EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of September 30, 2025, by and among Transuite.Org Inc., a Nevada corporation (“TRSO”), Crestar Holdings Limited, a Hong Kong company (“Crestar”), and Hailiang Li, shareholder of Xirangsheng (Shenzhen) Health Technology Co., Ltd. (“Seller”).

RECITALS

WHEREAS, Seller owns one hundred percent (100%) of Xirangsheng (Shenzhen) Health Technology Co., Ltd.,  an AI-driven health technology company headquartered in Shenzhen, China,  (“XRS”) (the “XRS Shares”);

WHEREAS, TRSO currently owns one hundred percent (100%) of Goldfinch Group Holdings Ltd, a British Virgin Islands company (“Goldfinch”)，and Crestar is wholly owned subsidiary of Goldfinch.  TRSO desires to acquire 100% of XRS through Crestar, in exchange  for  the  issuance of TRSO's  ten million (10,000,000) restricted shares of its common stock to Seller as initial consideration for the acquisition, and additional shares shall be issued within sixty (60) days after receipt of the final Valuation Report of XRS.

WHEREAS, XRS is an innovative enterprise based on the combination of AI Social Agent and Traditional Chinese Medicine ( TCM ) , and is committed to building a complete ecology of “self-medical concept+self-medical method+health supervision system”. Its vision is to build a self-medical platform for AI Traditional Chinese Medicine to help everyone become their own healthy housekeeper. The company's core products include AI Social Agent based on massive TCM knowledge base, 21-day health supervision system and 300 series of TCM health e-books with independent intellectual property certifications. The company plans to build a fully intelligent e-commerce platform. In the future, the “Super IP Li Ziyi” based on a vast knowledge base of Traditional Chinese Medicine will serve global users in multiple languages through major social platforms such as WeChat and WhatsApp ; and

WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of the share exchange.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I THE SHARE EXCHANGE

1.1. The Exchange. At the Closing (as defined in Section 1.2), Seller shall sell, transfer, convey, assign, and deliver to Crestar, free and clear of all liens, encumbrances, security interests, pledges, charges, claims, and restrictions of any kind, the XRS Shares representing one hundred percent (100%) of the outstanding shares of XRS. In consideration for the XRS Shares, TRSO shall issue and deliver to Seller ten million (10,000,000) TRSO Restricted shares as initial consideration,  and additional shares shall be issued within sixty (60) days after receipt of the final Valuation Report of XRS.

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1.2. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) took place simultaneously with the execution of this Agreement on  September 30, 2025. At the Closing, Seller delivered to Crestar duly executed stock transfer forms, share certificates representing the XRS Shares, and all other documents necessary to transfer legal and beneficial ownership of such shares.

1.3. Effect of Transaction. Upon completion of the Closing, Crestar owns one hundred percent (100%)  of the outstanding shares of XRS, and through TRSO's ownership structure, TRSO indirectly controls a majority interest in XRS.

1.4. Initial Consideration Valuation and initial issued shares . The ten million (10,000,000) TRSO restricted shares of its common stock initially issued to Seller for initial  consideration for the acquisition with a fair market value of the final Valuation Report of XRS at an agreed upon TRSO's market closing stock price on Agreement signed date.

ARTICLE II  ADDITIONAL CONSIDERATION (EARNOUT)

2.1. Earnout Formula. TRSO shall cause an independent, qualified valuation firm to prepare a comprehensive valuation report of XRS within ninty (90) days after the Closing Date (the “Valuation Report”). TRSO shall issue additional TRSO Common Shares to Seller calculated using the following formula: Additional Shares = (XRS’ Valuation on Report÷TRSO's market closing stock price on Agreement signed date )-ten million (10,000,000)  initial issued shares.

2.2. Valuation Standards. The valuation shall be conducted in accordance with generally accepted valuation principles and methodologies appropriate for AI or health technology companies, including but not limited to discounted cash flow analysis, comparable company analysis, and precedent transaction analysis.

2.3. Timing and Approval. Any additional shares shall be issued within sixty (60) days after receipt of the final Valuation Report, subject to approval by TRSO's Board of Directors and compliance with applicable securities laws.

2.4. Price Benchmark. All earnout calculations are based on TRSO's market closing stock price on Agreement signed date September 30, 2025, providing certainty and avoiding the effects of subsequent stock price volatility.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

3.1. Corporate Existence and Power. Seller has full legal capacity and authority to enter into this Agreement and to perform his obligations hereunder.

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3.2. Title to XRS Shares. Seller has good, valid, and marketable title to the XRS Shares, free and clear of all liens, encumbrances, security interests, pledges, charges, claims, and restrictions of any kind, and has the full right, power, and authority to transfer such shares to Crestar.

3.3. Authorization. The execution, delivery and performance of this Agreement by Seller have been duly authorized and do not require any consent, approval, or authorization from any third party.

3.4. No Conflicts. The execution and performance of this Agreement will not violate any agreement, contract, judgment, order, decree, or obligation to which Seller is bound or by which Seller's assets are affected.

3.5. XRS Information. To Seller's knowledge, all material information regarding XRS's business, financial condition, operations, and prospects has been disclosed to TRSO and Crestar in connection with their due diligence review.

3.6. Investment Intent. Seller is acquiring the TRSO Restricted Shares for investment purposes and not with a view to distribution or resale in violation of the Securities Act.

3.8. No Brokers. Seller has not engaged any broker, finder, or investment banker in connection with this transaction who would be entitled to any fee or commission from TRSO or Crestar.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF TRSO

4.1. Corporate Existence and Power. TRSO is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

4.2. Authorization. The execution, delivery and performance of this Agreement by TRSO have been duly authorized by all necessary corporate action on the part of TRSO, including by resolution of its Board of Directors dated September 30, 2025.

4.3. Valid Issuance. The TRSO Restricted Shares issued as initial consideration have been duly authorized, validly issued, fully paid, and non-assessable under Nevada law.

4.4. SEC Compliance. TRSO is current in all required filings with the Securities and Exchange Commission (the “SEC”) and is not subject to any enforcement actions or investigations by the SEC.

4.5. Stock Price Accuracy. TRSO's common stock closing stock price on September 30, 2025, as reported on the OTCQB marketplace operated by OTC Markets Group Inc.

 4.6. Ownership Structure. TRSO owns one hundred percent (100%) of the outstanding shares of Goldfinch, and Crestar is wholly owned subsidiary of Goldfinch. After completing this acquisition, Crestar will own 100% of XRS by Solan (Shenzhen) Technology Ltd, which is wholly owned subsidiary of Crestar.

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF CRESTAR

5.1. Corporate Existence and Power. Crestar is a company duly organized, validly existing and in good standing under the laws of Hong Kong and has all corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

5.3. Authorization. The execution, delivery and performance of this Agreement by Crestar have been duly authorized by all necessary corporate action on the part of Crestar, including by resolution of its board of directors.

5.4. No Conflicts. The execution and performance of this Agreement will not violate Crestar's memorandum and articles of association or any material agreement to which Crestar is bound.

5.5. Acquisition Authority. Crestar has full corporate power and authority to acquire, hold, and exercise voting rights with respect to the XRS Shares.

ARTICLE VI COVENANTS AND AGREEMENTS

6.1. XRS Operations. From the Closing Date until completion of the Valuation Report, XRS shall conduct its business in the ordinary course consistent with past practice and shall not take any action that would materially adversely affect its business, financial condition, or valuation without the prior written consent of TRSO.

6.2. Information Rights. TRSO shall have the right to receive monthly financial reports from XRS and to inspect XRS 's books and records upon reasonable advance notice during normal business hours.

6.3. Board Representation and Control. Crestar shall be entitled to appoint a majority of XRS 's board of directors and shall exercise all voting rights with respect to the XRS Shares in accordance with the written directions of TRSO's Board of Directors or designated officers.

6.4. Confidentiality. All parties shall maintain the confidentiality of non-public information regarding the other parties and their respective businesses, except as required by law or regulation.

6.5. Further Assurances. Each party shall execute and deliver such additional documents and take such additional actions as may be reasonably necessary to consummate and make effective the transactions contemplated hereby.

6.6. Valuation Cooperation. XRS and Seller shall provide the independent valuation firm with full access to XRS's financial records, business plans, customer contracts, intellectual property documentation, and other relevant information reasonably requested for the valuation.

ARTICLE VII CONDITIONS TO CLOSING

The obligations of each party to consummate the transactions contemplated by this Agreement were subject to the satisfaction of the following conditions, all of which were satisfied at the Closing:

7.1. Accuracy of Representations. The representations and warranties of each other party contained herein were true and correct in all material respects as of the Closing Date.

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7.2. Performance of Covenants. Each other party had performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

7.3. Corporate Approvals. All necessary corporate approvals required for the consummation of the transactions contemplated hereby had been obtained by all parties.

7.4. Due Diligence. TRSO had completed its due diligence review of XRS  and its business to TRSO's reasonable satisfaction.

7.5. No Material Adverse Change. No material adverse change had occurred in XRS 's business, financial condition, operations, or prospects since the commencement of due diligence discussions.

ARTICLE VIII REGULATORY COMPLIANCE

8.1. Securities Law Compliance. All issuances of TRSO Restricted Shares under this Agreement shall comply with applicable federal and state securities laws and regulations.

8.2. SEC Filings. TRSO shall file all required reports with the SEC regarding both the initial stock issuance and any additional issuances under the earnout provisions, including Form 8-K current reports as required by applicable regulations.

8.3. Transfer Restrictions. The TRSO Restricted Shares issued hereunder are “restricted securities” under the Securities Act and may not be transferred except in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom.

8.4. Stock Legends. All certificates representing TRSO Restricted Shares shall bear appropriate restrictive legends as required by applicable securities laws.

8.5. Blue Sky Compliance. TRSO shall comply with applicable state securities laws in connection with the issuance of TRSO Restricted Shares hereunder.

ARTICLE IX INDEMNIFICATION

9.1. Seller Indemnification. Seller shall indemnify, defend, and hold harmless TRSO and Crestar from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from or relating to any breach of Seller's representations, warranties, or covenants contained in this Agreement.

9.2. TRSO Indemnification. TRSO shall indemnify, defend, and hold harmless Seller from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from or relating to any breach of TRSO's representations, warranties, or covenants contained in this Agreement.

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9.3. Survival Period. The representations, warranties, and covenants contained in this Agreement shall survive the Closing for a period of twenty-four (24) months, except for fundamental representations relating to corporate existence, authority, and title, which shall survive indefinitely.

9.4. Limitation on Liability. Each party's aggregate indemnification liability under this Article IX shall not exceed the total value of consideration received by such party under this Agreement.

ARTICLE X MISCELLANEOUS

10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles.

10.2. Jurisdiction and Venue. Any legal action or proceeding arising under or relating to this Agreement shall be brought exclusively in the state or federal courts located in Clark County, Nevada, and each party hereby consents to the jurisdiction of such courts.

10.3. Dispute Resolution. Any disputes relating specifically to the valuation of XRS under Article II may be resolved through binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules.

10.4. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, between the parties relating to such subject matter.

10.5. Amendment and Modification. This Agreement may be amended, modified, or supplemented only by a written instrument signed by all parties hereto.

10.6. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable under any applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.7. Counterparts. This Agreement may be executed in one or more counterparts, including by electronic signature or facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.9. Assignment. This Agreement may not be assigned by any party without the prior written consent of all other parties, except that TRSO may assign its rights and obligations hereunder to any wholly-owned subsidiary without such consent.

10.10. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally, sent by certified or registered mail (return receipt requested), sent by recognized overnight courier service, or sent by electronic mail with confirmation of receipt.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRANSUITE.ORG INC.

By: /s/ Mengqing Fan

Name: Mengqing Fan

Title: Chief Executive Officer

CRESTAR HOLDINGS LIMITED

By: /s/ Qiang Zhao

Name: Qiang Zhao

Title: Director

SELLER

By: /s/ Hailiang Li

Name: Hailiang Li

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